UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Valmont Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement
For The
April 26, 2004
Annual Shareholders’ Meeting

Dear Shareholder:

You are cordially invited to attend Valmont’s Annual Meeting of Shareholders on Monday, April 26, 2004 at 2:00 P.M.  The meeting will be held in the Lecture Hall of the Joslyn Art Museum at 2200 Dodge Street in Omaha.  You may enter the building through the atrium entrance on the east side.

The formal meeting of Shareholders will be followed by a review of Valmont’s business operations and our outlook for the future.  Following the meeting, you are invited to an informal reception where you can visit with the Directors and Officers about the activities of the Company.

If you cannot attend the meeting in person, please vote your shares by proxy.  Please complete, sign and date the enclosed proxy card and return it in the postage paid envelope.  Your prompt return of the card will help your Company avoid additional solicitation costs.  Your vote is important, either in person or by proxy.

I look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Mogens C. Bay
Mogens C. Bay
Chairman and Chief Executive Officer

Valmont Industries, Inc.
Notice of Annual Meeting
of Shareholders

Notice is hereby given that the Annual Meeting of Shareholders of Valmont Industries, Inc., a Delaware corporation, will be held at the Joslyn Art Museum, 2200 Dodge St., Omaha, Nebraska  68102, on Monday, April 26, 2004 at 2:00 p.m. local time for the purpose of:

(1)                                  Electing two directors of the Company to three year terms.

(2)                                  Ratifying the appointment of Deloitte & Touche LLP as independent accountants for fiscal 2004

(3)                                  Transacting such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 1, 2004 are entitled to vote at this meeting.  If you do not expect to be present at the Annual Meeting and wish your shares to be voted, please complete, sign, date and mail the enclosed proxy form.

By Order of the Board of Directors

/s/ Thomas Pogge
P. Thomas Pogge
Secretary
One Valmont Plaza
Omaha, Nebraska 68154-5215
March 26, 2004

Proxy Statement

To Our Shareholders:

The Board of Directors of Valmont Industries, Inc. solicits your proxy in the form enclosed for use at the Annual Meeting of Shareholders to be held on Monday, April 26, 2004, or at any adjournments thereof.

At the close of business on March 1, 2004, the record date for shareholders entitled to notice of and to vote at the meeting, there were outstanding 23,846,804 shares of the Company’s common stock.  There were no preferred shares outstanding.  All holders of common stock are entitled to one vote for each share of stock held by them.

Shares of common stock represented by a properly signed and returned proxy, including shares represented by broker non-votes or abstaining from voting, will be treated as present at the meeting for the purpose of determining a quorum.  Directors are elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting.  Accordingly, abstentions or broker non-votes will not affect the election of Directors.

The proposal to ratify the appointment of the accountants requires the affirmative vote of a majority of shares present in person or represented by proxy.  Abstentions will have the same effect as a vote against this proposal.  Broker non-votes on this proposal are treated as shares for which voting power has been withheld by the beneficial holders of those shares and therefore will not be counted as votes for or against these proposals.

Any shareholder giving a proxy may revoke it before the meeting by mailing a signed instrument revoking the proxy to: Corporate Secretary, Valmont Industries, Inc., One Valmont Plaza, Omaha, Nebraska 68154-5215.  To be effective, the revocation must be received by the Corporate Secretary before the date of the meeting.  A shareholder may attend the meeting in person and at that time withdraw the proxy and vote in person.

The cost of solicitation of proxies, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to their principals, shall be borne by the Company.  This proxy statement and proxy card are being mailed to shareholders on or about March 26, 2004.

Certain Shareholders

The following table sets forth, as of March 1, 2004, the number of shares beneficially owned by (i) persons known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock, (ii) directors and named executive officers and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership March 1, 2004 (1)	Percent of Class (2)
Robert B. Daugherty
Ocean Reef
Key Largo, FL 33037	7,143,568	30.0%

Mogens C. Bay	1,306,284	5.5%
John E. Jones	62,000
Thomas F. Madison	78,330
Charles D. Peebler, Jr.	56,000
Stephen R. Lewis, Jr.	6,000
Walter Scott, Jr.	104,000
Kenneth E. Stinson	64,000
Terry J. McClain	283,660	1.2%
E. Robert Meaney	159,283
P. Thomas Pogge	6,007
Mark C. Jaksich	56,105

All Executive Officers and Directors
As Group (15 persons)	9,464,061	39.7%

(1)               Includes shares which the directors and executive officers have, or within 60 days of March 1, 2004 will have, the right to acquire through the exercise of stock options, as follows:  28,000 shares each for Messrs. Daugherty and Stinson; 36,000 shares each for Messrs. Jones, Madison and Scott; 20,000 shares for Mr. Peebler; 4,000 shares for Mr. Lewis; and 922,070, 151,535, 101,439, 5,834 and 39,501 shares for Messrs. Bay, McClain, Meaney, Pogge and Jaksich, respectively; and 1,481,566 shares for all executive officers and directors as a group.

(2)               Unless otherwise indicated, beneficial ownership of any named individual does not exceed 1% of the outstanding shares of common stock.

Corporate Governance

Valmont is committed to having strong corporate governance principles.  The board of directors believes such principles are essential to the effective operation of Valmont’s businesses and to maintaining Valmont’s integrity in the marketplace.

Overview

The board of directors has adopted corporate governance principles which are set out in the “Investor Relations” section of the Company’s website at www.valmont.com.  The following corporate governance documents also appear on the Company’s website:

•                  Code of Business Conduct

•                  Code of Ethics for Senior Officers

•                  Audit Committee Charter

•                  Compensation Committee Charter

•                  Governance and Nominating Committee Charter

•                  Procedures for contacting the board of directors (through the lead director) and procedures for bringing concerns or complaints to the attention of the Audit Committee

The board has designated a lead director, Thomas Madison, who chairs executive sessions of the board.  The Company’s non-employee directors meet in executive session without management present at every board meeting.  The Compensation Committee has established stock ownership guidelines for executive officers, which are described in the Compensation Committee report on page 15.  Directors are encouraged to attend the annual shareholders meeting and seven of the Company’s directors attended the 2003 annual stockholders meeting.  The board of directors periodically reviews the Corporate Governance Principles and any changes are communicated to shareholders by posting them on the Company’s website.

Board Independence

The board of directors is composed of a majority of independent directors.  The board has established independence standards for Valmont’s directors.  Those standards are set forth in the Company’s Corporate Governance Principles and follow the director independence standards established by the New York Stock Exchange. The board has determined that directors Jones, Lewis, Madison, Peebler and Scott have no material relationship with the Company and are independent within the meaning of the Company’s corporate governance principles and the NYSE listing standards.

Audit Committee

The members of the Audit Committee are directors Scott (Chairman), Jones and Peebler.  All members of the Audit Committee are independent within the meaning of the Company’s corporate governance principles and the listing standards of the NYSE.  The board has determined that all members of the Audit Committee are qualified as audit committee financial experts within the meaning of SEC regulations.  The Audit Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website and is also appended to this proxy statement.  The report of the Audit Committee is included in this proxy statement at page 18.

The Audit Committee met five times during 2003.  The Audit Committee assists the board by reviewing the integrity of the financial statements of the Company; the qualifications, independence and performance of the Company’s independent auditors and internal auditing department; and compliance by the Company with legal and regulatory requirements.  The Audit Committee has sole authority to retain, compensate, oversee and terminate the independent auditor.  The Audit Committee reviews the Company’s annual audited financial statements, quarterly financial statements, and filings with the Securities and Exchange Commission.  The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company’s selection or application of accounting principles, and the Company’s internal control processes.  The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

Compensation Committee

The members of the Compensation Committee are directors Madison (Chairman), Lewis and Peebler.  All members of the Compensation Committee are independent within the meaning of the Company’s corporate governance principles and the listing standards of the NYSE.  The Compensation Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website.  The report of the Compensation Committee is included in this proxy statement at page 15.

The Compensation Committee met four times during 2003.  The Compensation Committee assists the board in fulfilling its responsibilities relating to compensation of the Company’s directors, executive officers and other selected employees.  The Committee has responsibility for reviewing, evaluating and approving compensation plans, policies and programs for such persons.  The Compensation Committee annually reviews and approves corporate goals and objectives for the chief executive officer’s compensation and evaluates the chief executive officer’s performance in light of those goals and objectives.  The Compensation Committee, together with the other independent directors, determines the chief executive officer’s compensation.  The Compensation Committee also periodically reviews and makes recommendations to the board with respect to incentive compensation plans and equity based plans for executive officers and other selected employees.

Governance and Nominating Committee

The members of the Governance and Nominating Committee are directors Madison (Chairman) and Lewis.  All members of the Governance and Nominating Committee are independent within the meaning of the Company’s corporate governance principles and the listing standards of the NYSE.  The Governance and Nominating Committee acts under a written charter, adopted by the board of directors, a copy of which is available on the Company’s website.

The Governance and Nominating Committee met four times during 2003.  The Governance and Nominating Committee assists the board by (1) recommending to the board corporate governance principles for the Company, and (2) identifying qualified candidates for membership on the board, proposing to the board a slate of directors for election by the stockholders at each annual meeting, and proposing to the board candidates to fulfill vacancies on the board.  The Governance and Nominating Committee coordinates the annual self-evaluation by the directors of the board’s performance and the CEO’s performance and the annual performance evaluation by each committee of the board.  The Governance and Nominating Committee oversees the Company’s process for consideration of nominees to the Company’s board of directors.  The process is described in the following section.

Director Nomination Process

The Governance and Nominating Committee considers candidates for board membership suggested by its members and other board members, as well as management and shareholders.  The Committee may also retain a third-party executive search firm to identify candidates from time to time.  A shareholder who wishes to recommend a prospective nominee for board membership should notify the Company’s Corporate Secretary in writing at least 120 days before the annual stockholder meeting at which directors are to be elected and include whatever support material the shareholder considers appropriate.  The Governance and Nominating Committee will also consider nominations by a shareholder pursuant to the provisions of the Company’s bylaws relating to shareholder nominations as described in “Shareholder Proposals”.

The Governance and Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate once it has identified a prospective nominee.  This initial determination is based on whatever information is provided to the Committee as well as other information available to or obtained by the Committee. The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board and the likelihood that the prospective nominee can satisfy the evaluation factors described below.  If the Committee determines that additional consideration is warranted, it may request a third-party search firm or other third parties to gather additional information about the prospective nominee.

The Committee evaluates each prospective nominee in light of the standards and qualifications set out in the Company’s Corporate Governance Principles, including:

•                  Background, including demonstrated high standards of ethics and integrity, the ability to have sufficient time to effectively carry out the duties of a director, and the ability to represent all shareholders and not a particular interest group.

•                  Board skill needs, taking into account the experience of current board members, the candidate’s ability to work in a collaborative culture with other board members, and the candidate’s qualifications as independent and qualifications to serve on the Audit Committee, Compensation Committee and/or Governance and Nominating Committee.

•                  Diversity, including the extent to which the candidate reflects the composition of Company shareholders and other constituencies.

•                  Business experience, which should reflect a broad experience at the policy-making level in business, government or education.

The Committee also considers such other relevant factors as it deems appropriate. In connection with the evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee interview prospective nominees in person or by telephone.  After completing this evaluation process, the Committee makes a recommendation to the full board as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendations of the Committee.

Election of Directors

The Company’s board of directors consisted of eight members during 2003.  Robert B. Daugherty, founder of the Company and a current member of the board of directors, has advised the Company that he intends to retire from the board prior to the annual meeting of shareholders.  Following Mr. Daugherty’s retirement, the board of directors will consist of seven members.  The board is divided into three classes and each class serves for three years on a staggered term basis.  The board of directors met five times during 2003.

Two Directors have terms of office that expire at the 2004 Annual Meeting. They have been nominated by the Board of Directors, upon the recommendation of the Governance and Nominating Committee, for re-election to three-year terms.  These nominees are:

Thomas F. Madison

Dr. Stephen R. Lewis, Jr.

Unless authority to vote for directors is withheld, the shares represented by the enclosed proxy will be voted for the election of the nominees named above. In the event any of such nominees becomes unavailable for election, the proxy holders will have discretionary authority to vote the proxies for a substitute. The Board of Directors has no reason to believe that any such nominee will be unavailable to serve.

Nominees for Election - Terms Expire 2007:

Thomas F. Madison, Age 68, President of MLM Partners (consulting and small business investment) since January 1993; Previously Chairman of Communications Holdings, Inc., President – Markets of U S WEST Communications and Vice Chairman and Office of CEO of Minnesota Mutual Life Insurance Company; Director, Banner Health Systems, Inc., Delaware Group of Mutual Funds, Digital River, Inc., Center Point Energy, Inc. and Rimage Corporation.

Served as Director of Company continuously since June 1987.

Valmont Stock: 78,330 shares

Dr. Stephen R. Lewis, Jr., Age 65, President Emeritus and Professor of Economics at Carleton College since 2002.  Previously President and Professor of Economics at Carleton College; Director, American Express Funds, XDX Innovative Refrigeration, Inc. and Xenomosis, LLP.

Served as Director of Company continuously since October 2002.

Valmont Stock:  6,000 shares

Continuing Directors - Terms Expire 2006:

Charles D. Peebler, Jr., Age 67, Retired Chairman Emeritus of True North Communications, Inc. and Managing Director of Plum Holdings, L.P. (venture capital firm concentrating on media content investments). Previously, President of True North Communications, Inc. and Chairman and Chief Executive Officer of True North Diversified Companies; Director,  EOS International, Inc., AvalonBay Communities, Inc. and Meredith Corporation.

Served as Director of Company continuously since February 1999.

Valmont Stock: 56,000 shares

Kenneth E. Stinson, Age 61, Chairman and Chief Executive Officer of Peter Kiewit Sons’, Inc. (construction and mining) since March 1998. Previously Chairman and CEO of Kiewit Construction Group, Inc. Director, ConAgra Foods, Inc. and Peter Kiewit Sons’, Inc.

Served as Director of Company continuously since December 1996.

Valmont Stock:  64,000 shares

Continuing Directors - Terms Expire 2005:

Mogens C. Bay, Age 55, Chairman and Chief Executive Officer of the Company since

January 1997. Director, ConAgra Foods, Inc., Peter Kiewit Sons’, Inc. and Level 3 Communications, Inc.

Served as Director of Company continuously since October 1993.

Valmont Stock: 1,306,284 shares

John E. Jones, Age 69, Retired Chairman, President and Chief Executive Officer of CBI

Industries, Inc. (industrial construction). Former Chief Financial Officer of CBI Industries, Inc. Director, Amsted Industries Incorporated and NICOR Inc.

Served as Director of Company continuously since April 1993.

Valmont Stock:   62,000 shares

Walter Scott, Jr., Age 72, Chairman of Level 3 Communications, Inc. (communications and information services) since March 1998.  Previously, Chairman of the Board and President of Peter Kiewit Sons’, Inc. Director, Berkshire Hathaway, Inc., Commonwealth Telephone Enterprises, Inc., MidAmerican Energy Holdings Company, Peter Kiewit Sons’, Inc., Burlington Resources and RCN Corporation.

Served as Director of Company continuously since April 1981.

Valmont Stock: 104,000 shares

The “Valmont Stock” shown for the directors includes shares which the directors have the right to acquire through the exercise of stock options. See “Certain Shareholders” for additional information on stock ownership and options.

Director Compensation

Non-employee directors were compensated with cash and equity during 2003.

Non-employee directors received (1) an annual retainer of $35,000, (2) $2,000 for each board meeting attended ($1,000 if the participation was via teleconference), and (3) $1,500 for each committee meeting attended.  The lead director receives an additional $25,000 per year and each committee chairman receives an additional $10,000 per year.  Directors Jones, Peebler and Scott have elected to receive their cash fees in the form of deferred compensation which accrues interest indexed to U.S. government bonds compounded monthly.

Non-employee directors also receive equity compensation as provided in the stockholder approved 2002 Stock Plan.  The equity compensation consists of (1) an annual grant of 2,000 shares of common stock and (2) an annual grant of a nonqualified stock option for 4,000 shares of common stock exercisable at the fair market value of the Company’s common stock on the date of grant.  The equity grants are made annually on the date of and following completion of the Company’s annual shareholders meeting. The common stock grant is forfeited if a director’s services terminate for any reason other than death, retirement from the board at mandatory retirement age, or resignation or failure to stand for re-election, in any case without the prior approval of the board.

Executive Compensation

The following Summary Compensation Table provides information on the annual and long-term compensation for services paid by the Company to the Chief Executive Officer and the four highest paid executive officers for the three fiscal years ended December 27, 2003.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards Restricted Stock ($) (1)	Awards Number of Options (#)	Payouts LTIP Payouts ($)	All Other Comp. ($) (2)

Mogens C. Bay	2003	650,000	0	781,992	0	0	97,500
Chairman and	2002	650,000	2,280,000	0	100,000	312,207	431,610
Chief Executive Officer	2001	650,000	0	0	100,000	251,944	40,587

Terry J. McClain	2003	309,000	0	234,600	0	0	46,350
Sr. Vice President and	2002	300,000	720,001	0	30,000	78,454	138,697
Chief Financial Officer	2001	281,750	0	0	30,000	61,882	15,463

E. Robert Meaney	2003	267,802	0	187,680	0	0	40,170
Sr. Vice President	2002	260,000	520,003	0	25,000	72,054	104,850
	2001	247,500	0	0	30,000	58,787	13,783

P. Thomas Pogge	2003	190,551	5,000	0	5,500	0	8,800
Vice President,	2002	185,001	222,000	0	5,500	0	21,090
General Counsel and Secretary	2001	100,926	0	0	6,000	0	3,046

Mark C. Jaksich	2003	175,101	0	0	12,000	0	7,880
Vice President, Corporate	2002	170,000	285,601	0	10,000	29,359	23,713
Controller	2001	140,000	0	0	10,000	0	6,300

(1) On December 14, 2003, the Compensation Committee awarded Mr. Bay, Mr. McClain and Mr. Meaney restricted common stock of 33,333, 10,000 and 8,000 shares, respectively. The restricted shares vest if the executive’s employment terminates upon death, disability or normal retirement on or after age 62, upon involuntary termination prior to age 62 without cause, or upon a change of control of the Company. At the end of fiscal 2003, the value of these restricted shares was as follows: Mr. Bay - $801,325; Mr. McClain - $240,400; and Mr. Meaney - $192,320.

(2) Amounts represent the Company’s contribution under the Valmont Employee Retirement Savings Plan (a 401K plan) and related Restoration Plan (a non-qualified plan designed to restore 401K plan benefits limited by IRS regulations).

Stock Option Grants In Fiscal Year 2003

The following table provides information on fiscal year 2003 stock option grants to executive officers named in the Summary Compensation Table.  No stock appreciation rights were granted during fiscal 2003.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Date Granted	Options Granted	% of Total Options Granted to Employees In Fiscal Year	Exercise Price ($) Per Share	Expiration Date	5% ($)	10% ($)
P. Thomas Pogge (1)	12/14/03	5,500	2.5%	23.46	12/14/13	81,146	205,641
Mark C. Jaksich (1)	12/14/03	12,000	5.6%	23.46	12/14/13	177,046	448,670

All Shares Outstanding (3)						360,203,597	912,826,637

(1)               Options become exercisable in three equal annual installments commencing on the first anniversary of the grant.

(2)               Potential realizable value is based on the assumption that the common stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised (if the executive were to sell the shares on the date of exercise). Therefore, there is no assurance that the value realized will be at or near the potential realizable value as calculated in this table.

(3)               All shares outstanding represent the increase in total Company shareholder value if the stock price and assumed rates used in the stock option assumptions are achieved over a ten year option period multiplied by the number of shares outstanding at the end of fiscal 2003 (23,825,153).

Options Exercised in Fiscal Year 2003 and Fiscal Year End Values

The following table provides information on the exercise of stock options during fiscal 2003 and the status of unexercised stock options at the end of the year for the executive officers named in the Summary Compensation Table.

					Value of Unexercised
	Shares		Number of Unexercised		In-The-Money Options
	Acquired On	Value	Options at FY-End (#)		at FY-End ($) (2)
	Exercise (#)	Realized ($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mogens C. Bay	0	0	855,404	99,999	6,022,959	849,992
Terry J. McClain	0	0	151,535	60,000	534,839	365,060
E. Robert Meaney	5,000	27,950	110,283	36,666	567,936	210,819
P. Thomas Pogge	0	0	5,834	11,166	44,481	31,369
Mark C. Jaksich	4,000	24,660	39,501	21,999	232,438	55,122

(1)               Value realized is the difference between the closing price of the Company’s common stock on the day of exercise and the option exercise price multiplied by the number of shares.

(2)               Value is the difference between the closing price of the Company’s common stock on the last trading day of fiscal 2003 and the option exercise price of the in-the-money options multiplied by the number of in-the-money options.

Long-Term Incentive Plans - Awards in Fiscal Year 2003

The following table provides information on the long-term incentive program awards granted to the executive officers named in the Summary Compensation Table during fiscal year 2003.

		Performance
	Number Of	or Other	Estimated Future Payouts under
	Shares, Units	Period Until	Non-Stock Price-Based Plans
	or Other	Maturation or	Threshold	Target	Maximum
	Rights (#)	Payout	($)	($)	($)

Mogens C. Bay	1 Unit	(1)	195,000	390,000	780,000
Terry J. McClain	1 Unit	(1)	61,800	123,600	247,200
E. Robert Meaney	1 Unit	(1)	40,170	80,340	160,680
P. Thomas Pogge	1 Unit	(1)	23,819	47,638	95,276
Mark C. Jaksich	1 Unit	(1)	21,888	43,775	87,551

(1)               The awards shown are for the three-year award cycle ending in 2005.

See “Compensation Committee Report on Executive Compensation – Long-Term Performance Incentives” for a description of the award program.

Compensation Committee Report

On Executive Compensation

Valmont’s executive compensation policies and practices are approved by the Compensation Committee of the Board of Directors (the “Committee”).

The Committee has implemented compensation policies, plans and programs that seek to enhance shareholder value by aligning the financial interests of the executive officers with those of the Company’s shareholders.  Annual base salaries are generally set at competitive median levels.  The Company relies on annual and long-term incentive compensation and stock options to attract, retain, motivate and reward executive officers and other key employees.  Incentive compensation is variable and tied to corporate, business unit and individual performance.  The plans are designed to provide an incentive to management to grow earnings, provide quality returns on investments, enhance shareholder value and contribute to the long-term growth of the Company.  All incentive compensation plans are reviewed at least annually to assure their linkage to the current strategies and needs of the business.  The Company’s programs have been designed so that compensation paid to named executive officers in 2003 will be deductible under the Internal Revenue Code’s compensation limits for deductibility.

Valmont’s executive compensation is based on four components, each of which is intended to support the overall compensation philosophy.

Base Salary.  Base salary is targeted at median level for industrial manufacturing companies of similar characteristics such as sales volume, capitalization and financial performance.  Salaries for executive officers are reviewed by the Committee on an annual basis and may be changed based on the individual’s performance or a change in competitive pay levels in the marketplace.

The Committee reviews with the Chief Executive Officer an annual salary plan for the Company’s executive officers (other than the Chief Executive Officer).  The salary plan is modified as deemed appropriate and approved by the Committee.  The annual salary plan is developed by the Company’s Human Resources staff, under the ultimate direction of the Chief Executive Officer, and is based on peer group and national surveys of industrial manufacturing organizations with similar characteristics and on performance judgments as to the past and expected future contributions of the individual executive.  In addition, the Committee annually reviews information provided by independent compensation consultants concerning salary competitiveness.  The Committee reviews and establishes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee’s assessment of his past performance, his leadership in establishing performance standards in the conduct of the Company’s business, and its expectation as to his future contribution in directing the long-term success of the Company and its businesses.

The Committee maintained the Chief Executive Officer’s base salary of $650,000 during 2003.  The decision to maintain the salary reflected the Committee’s desire to direct more of the Chief Executive Officer’s total compensation to incentive based programs. In 2002, the Committee increased the Company’s combined matching contribution under the Valmont

Employees Retirement Savings Plan and related Restoration Plan (see “Summary Compensation Table”) to15% of the Chief Executive Officer’s covered compensation.

Annual Incentives.  The Company’s short-term incentive plans are paid pursuant to programs established under the stockholder approved Executive Incentive Plan.  The Committee believes that the annual bonus of key employees, including executive officers, should be based on optimizing profits and prudent management of the capital employed in the business.  Accordingly, the programs provide for target performance levels based upon the Company’s earnings per share or the respective business unit’s net operating income after tax less a cost of capital.  A minimum threshold level must be met before any awards are earned.  Individual award targets are based on a pre-determined percentage of beginning of the year base salary considering the individual’s position and the Committee’s assessment of the individual’s expected contribution in such position. Participants, thresholds and specific performance levels are established by the Committee at the beginning of each fiscal year.

The Committee approved participation, including executive officers, in the programs for 2003.  Since performance targets were not achieved in 2003, no annual incentive was paid to the Chief Executive Officer or the other executive officers named in the Summary Compensation Table in 2003, other than a $5,000 discretionary award to the Vice-President, General Counsel and Secretary.

Long-term Performance Incentives.  Long-term performance incentives for senior management employees are provided through long-term performance share programs (“Programs”) established under the stockholder approved Executive Incentive Plan and through the 1996, 1999 and 2002 Stock Plans. The current programs operate on three-year award cycles.  The Committee selects participants, establishes target awards, and determines a performance matrix (based on return on equity, return on invested capital, net earnings and other selected factors) at the beginning of each award cycle.  The performance matrix provides for the performance shares to be increased or decreased in number based on greater or lesser levels of performance.  Earned performance shares are then valued at the Company’s stock price at the end of the performance period; consequently, payouts may be higher or lower based on the Company’s stock price performance during the award cycle.  The Committee approves the number of performance shares to be paid following a review of results at the end of each performance cycle.  Awards may be paid in cash or in shares of common stock or any combination of cash and stock.

The Committee previously selected the participants, including executive officers, for participation in the award cycle ending in 2003. Based on performance goals previously established by the Committee, which were not met in 2003, no long-term incentive was paid to the Chief Executive Officer or the other executive officers named in the Summary Compensation Table in 2003. During 2003, the Committee selected the participants and established the performance goals for the 2003-2005 award cycle. The performance goals for the cycles ending in 2003, 2004 and 2005 are based on the Company’s return on invested capital.

Stock Incentives.  Long-term stock incentives are provided through grants of stock options and restricted stock to executive officers and other key employees pursuant to the stockholder approved 1996, 1999 and 2002 Stock Plans (all referenced as the “Plan”).  The stock component of compensation is intended to retain and motivate employees to improve long-term shareholder value.  Stock options are granted at the prevailing market value and have value only if the Company’s stock price increases. Stock options granted during 2003 vest beginning on the first anniversary of the grant in equal amounts over three years. Employees must be employed by the Company at the time of vesting in order to exercise the options.  The Committee believes this element of the total compensation program directly links the participant’s interests with those of the shareholders and the long-term performance of the Company.

The Committee establishes the number and terms of the options granted under the Plan.  The Committee encourages executives to build a substantial ownership investment in the Company’s common stock.  The Options Exercised on page 14 reflect the shares acquired by certain executive officers in 2003. The table on page 4 reflects the ownership position of the directors and executive officers at March 1, 2004. Outstanding performance by an individual executive officer is recognized through larger option grants.  The Committee, in determining grants of stock options under the Plan, also reviews and considers the executive’s history of retaining shares previously obtained through the exercise of prior options. The Board of Directors, upon recommendation of the Committee, established during 2001 stock ownership guidelines for senior management. The guidelines require an equity position (stock ownership plus vested options) having a value of six times base salary for the Chief Executive Officer, five times base salary for the Chief Financial Officer and four times base salary for corporate officers and divisional presidents. The individuals are expected to achieve the targeted equity positions within three to five years. The Chief Executive Officer and Chief Financial Officer currently meet these targets.

The Committee granted options for an aggregate of 208,975 shares to 56 employees during 2003, including options for an aggregate of 39,500 shares to the executive officers.  The Committee reviewed in December 2003 the advantages and disadvantages of option grants as compared to restricted stock grants for the Company’s three senior executive officers.  The Committee determined that these individuals would receive restricted stock grants in lieu of stock options in 2003.  The Committee granted 33,333 restricted shares to Mr. Bay, 10,000 restricted shares to Mr. McClain and 8,000 restricted shares to Mr. Meaney; the vesting provisions for these restricted shares are described on page 12. The Committee determined in December 2003 that such grants were appropriate long-term incentives; the grants approximated one-third of the number of the options these three individuals had received in the prior year.

The Committee believes that the programs described above provide compensation that is competitive with comparable manufacturing companies, link executive and shareholder interests and provide the basis for the Company to attract and retain qualified executives.  The Committee will continue to monitor the relationship among executive compensation, the Company’s performance and shareholder value.

COMPENSATION COMMITTEE
Thomas F. Madison, Chairman
Stephen R. Lewis, Jr.
Charles D. Peebler, Jr.

Audit Committee Report

The Audit Committee (the “Committee”) is appointed by the Board of Directors to assist the Board by reviewing (1) the integrity of the Company’s financial statements, (2) the qualifications, independence and performance of the Company’s independent auditors and internal auditing department and (3) the compliance by the Company with legal and regulatory requirements. The Committee manages the Company’s relationship with its independent auditors, who report directly to the Committee.  The Committee has sole authority to retain, compensate, oversee and terminate the independent auditors.  The Committee acts under a written charter, adopted by the board of directors, a copy of which is appended to this proxy statement and is also available on the Company’s website at www.valmont.com.

The Company’s management is responsible for its financial reporting process and internal controls.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.  The Committee oversees the Company’s financial reporting process and internal controls on behalf of the board of directors.

The Committee reviewed and discussed the Company’s audited financial statements for fiscal 2003 with both management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent accountants.  The Committee received from and discussed with Deloitte the written disclosures and the letter required by Independence Standards Board Standard No. 1 relating to that firm’s independence from the Company.  The Committee also discussed with Deloitte any matters required to be discussed by Statement on Auditing Standards No. 61 relating to communications between the audit committee and the independent accountants.  Based on these reviews and discussions, the Committee recommended to the Board of Directors and the Board has approved that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003.

Audit Committee

Walter Scott, Jr., Chairman
Charles D. Peebler, Jr.
John E. Jones

Shareholder Return Performance Graphs

The graphs below compare the yearly change in the cumulative total shareholder return on the Company’s common stock with the cumulative total returns of the S&P Small Cap 600 Index and the S&P 600 Industrial Machinery index for the five and nine-year periods (ten-year data was not available for the S&P Industrial Machinery index) ended December 27, 2003. The graphs assume that the beginning value of the investment in Valmont Common Stock and each index was $100 and that all dividends were reinvested.

Ratification of Appointment of Independent Auditors

The firm of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) conducted the 2002 and 2003 audits of the Company’s financial statements.  Fees billed by Deloitte to the Company for services provided during the 2003 and 2002 fiscal years were as follows:

	2003	2002

Audit Fees	$287,678	$242,056
Audit-Related Fees	167,450	40,060
Tax Fees	91,995	187,807
All Other Fees	0	12,635

Total Fees	$547,123	$482,558

Audit Fees consist of the audit of the Company’s fiscal 2002 and 2003 annual financial statements and the review of the Company’s quarterly financial statements during 2002 and 2003.

Audit-Related Fees consist offinancial statement audits of employee benefit plans, consents related to Securities and Exchange Commission filings, agreed-upon procedures and consultation on accounting standards. In 2003, this also included documentation review in connection with the Company’s internal controls over financial reporting.

Tax Fees consist of international tax planning, federal, state and expatriate tax compliance provided during the 2002 and 2003 fiscal years.

All Other Fees consist of fees associated with foreign language translation assistance in 2002.

The Committee pre-approves all audit and permitted non-audit services to be performed by the independent auditor, including audit services, audit-related services, tax services and any other services.  The Committee periodically grants pre-approval of specific audit and non-audit services including cost levels for such services.  Any services not covered by prior pre-approvals, or services exceeding the pre-approved cost levels, must be approved in advance by the Committee.  In periods between Committee meetings, the Committee Chairman has the delegated authority to pre-approve additional services, and such pre-approvals are then communicated to the full Committee.

The Audit Committee has appointed Deloitte as independent public accountants to conduct the 2004 audit of the Company’s financial statements and requests that the shareholders ratify this appointment. A representative from Deloitte will be present at the Shareholders’ Meeting and will have the opportunity to make a statement and to respond to appropriate questions. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

Shareholder Proposals

Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company no later than November 29, 2004 in order to be considered for inclusion in the proxy statement for such meeting.

The Company’s bylaws set forth certain procedures which shareholders must follow in order to nominate a director or present any other business at an annual shareholders’ meeting.  Generally, a shareholder must give timely notice to the Secretary of the Company.  To be timely, such notice must be received by the Company at its principal executive offices not less than ninety nor more than one hundred twenty days prior to the meeting.  The bylaws specify the information which must accompany such shareholder notice.  Details of the provision of the bylaws may be obtained by any shareholder from the Secretary of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors to file reports of changes in ownership of Valmont’s common stock with U.S. Securities and Exchange Commission.  Executive officers and directors are required by SEC regulations to furnish Valmont with copies of all Section 16(a) forms so filed.  Based solely on a review of the copies of such forms furnished to Valmont and written representations from Valmont’s executive officers and directors, Valmont believes that all persons subject to these reporting requirements filed the required reports on a timely basis during fiscal 2003.

Other Matters

The Board of Directors does not know of any matter, other than those described above, that may be presented for action at the Annual Meeting of Shareholders.  If any other matter or proposal should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter and upon such proposal in accordance with their best judgment.

By Order of the Board of Directors

/s/ Thomas Pogge
P. Thomas Pogge
Secretary
Valmont Industries, Inc.

Appendix A

VALMONT INDUSTRIES, INC.

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors to assist the Board by reviewing (1) the integrity of the financial statements of the Company, (2) the qualifications, independence and performance of the Company’s independent auditors and internal auditing department, and (3) the compliance by the Company with legal and regulatory requirements.

Audit Committee Structure, Composition and Processes:

1.               The members of the Audit Committee, at least three in number, shall be appointed by the Board and shall meet the independence and experience requirements of the New York Stock Exchange. At least one member of the Audit Committee shall be a financial expert as defined by the Securities and Exchange Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

2.               The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall have the responsibilities and powers set forth in this Charter; however, it is the responsibility of management and the independent auditors, and not the Audit Committee, to plan and conduct audits and to determine that the Company’s financial statements are in accordance with generally accepted accounting principles.

3.               The Audit Committee shall have the authority to retain legal, accounting and other advisors to assist the Committee in its functions. The Company shall provide funding for such Audit Committee actions and for compensation of any external auditor engaged by the Audit Committee and for ordinary administrative expenses of the Audit Committee.

4.               The Audit Committee shall make regular reports to the Board. The Audit Committee shall annually evaluate its performance.

Independent Auditor Selection and Evaluation:

5.               The Audit Committee shall have sole authority to appoint the independent auditors (subject to stockholder approval), which firm is ultimately accountable to the Audit Committee and the Board. The Audit Committee shall approve the fees to be paid to the independent auditor.

6.               The Audit Committee shall evaluate the performance of the lead audit partner and of the independent auditors, and if so determined by the Audit Committee, replace the independent auditors. The independent auditor shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting).

Proxy Statement Report:

7.               The Audit Committee shall review and discuss the annual audited financial statements, including disclosures made in management’s discussion and analysis, with management and the independent auditors.

8.               The Audit Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards relating to the conduct of the audit.

9.               The Audit Committee shall receive periodic reports from the independent auditors regarding the auditor’s independence (including disclosures required by the Independence Standards Board Standard), discuss such reports with the auditors, and take appropriate action to oversee the independence of the auditors.

10.         Based on the review and discussions referenced in the preceding three paragraphs, the Audit Committee shall determine whether to recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

11.         The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statements.

Independent Auditor Oversight:

12.         The Audit Committee shall meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit.

13.         The Audit Committee shall review with the independent auditors any problems or difficulties that the auditors may have encountered in connection with the audit. The Audit Committee shall review issues raised by the management letter provided by the auditors and the Company’s response to those issues.

14.         The Audit Committee shall ensure that the independent auditors review the Company’s quarterly financial statements, including management’s discussion and analysis, prior to filing with the Securities and Exchange Commission. The Audit Committee, or its Chairman, shall discuss such review with the independent auditors and management.

15.         The Audit Committee shall (1) ensure the rotation of the lead audit partner and other audit partners as required by law, and (2) establish policies for the Company’s hiring of employees or former employees of the independent auditor.

Internal Audit Oversight:

16.         The Audit Committee shall provide oversight of the Company’s internal audit function, including reviewing reports on the organizational structure, budget, plans and results of internal audit activities and adequacy of the Company’s internal controls.

17.         The Audit Committee shall review the appointment and replacement of the senior internal auditing executive, and shall review significant issues identified by the internal auditing department.

Additional Audit Committee Action:

18.         The Audit Committee shall pre-approve all auditing services and permitted non-audit services to be performed by the independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members the authority to grant such pre-approvals. The Audit Committee shall consider whether the provision of permitted non-audit services is compatible with maintaining the independent auditor’s independence.

19.         The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20.         The Audit Committee shall discuss with management the Company’s earnings press releases, including the use of any non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

21.         The Audit Committee shall review disclosures made by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Reports to the Audit Committee:

22.         The Audit Committee shall review reports from the independent auditors on (1) critical accounting policies and practices to be used, (2) alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

23.         The Audit Committee shall review a report from the independent auditor at least annually regarding (1) the independent auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (3) any steps taken by the independent auditor to deal with such issues, and (4) all relationships between the independent auditor and the Company.

24.         The Audit Committee shall review reports from management and/or the independent auditor with respect to (1) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and (2) the effect of regulatory and accounting initiatives on the financial statements of the Company.

25.         The Audit Committee shall obtain reports from management, the Company’s internal auditing department, the Company’s independent auditors, and the Company’s general counsel with respect to (i) the Company’s policies and procedures regarding compliance with applicable laws and regulations, (ii) compliance with the Company’s Code of Business Conduct and the Company’s Code of Ethics for Senior Officers, (iii) the Company’s processes for assessing and controlling major financial risk exposures, and (iv) the status of significant legal matters.

26.         The Audit Committee shall meet separately, periodically, with the Chief Financial Officer, the senior internal auditing executive and the independent auditors. The Audit Committee may request any member of management to attend a meeting of the Audit Committee.

ONE VALMONT PLAZA
OMAHA
NEBRASKA
68154-5215
USA
PHONE 402.963.1000
FAX 402.963.1199
www.valmont.com

PROXY

VALMONT INDUSTRIES, INC.

Proxy for the Annual Meeting of Shareholders on April 26, 2004

The undersigned hereby constitutes and appoints Mogens C. Bay and Thomas F. Madison, or any substitute appointed by them,

the undersigned’s agents, attorneys and proxies to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Valmont Industries, Inc., to be held at the

Joslyn Art Museum, 2200 Dodge Street, Omaha, Nebraska 68102, on April 26, 2004 at 2:00 p.m. local time, or at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS.

(Continued and to be signed on the reverse side)

VALMONT INDUSTRIES, INC.

P.O. BOX 11060

NEW YORK, N.Y. 10203-0060

DETACH PROXY CARD HERE

☐	Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

1. ELECTION OF DIRECTORS:							FOR	AGAINST	ABSTAIN

FOR ALL	☐	WITHHOLD FOR ALL	☐	FOR ALL EXCEPT	☐		2. PROPOSAL to ratify the appointment of Deloitte & Touche LLP as independent accountants for fiscal 2004. ☐	☐	☐

Nominees: 01-Thomas F. Madison, 02- Dr. Stephen R. Lewis, Jr.

(Instructions: To withhold authority to vote for any individual nominee, mark the “For All Except” box and write that nominee’s name on the following blank line.)							3. IN THEIR DISCRETION, the Proxies are authorized to vote upon such other business or matters as may properly come before the meeting

Exceptions							To change your address, please mark this box.	☐

							To include any comments, please mark this box.	☐

(When signing as attorney, executor, administrator, trustee, guardian or conservator, designate full title. All joint tenants must sign.)

						Date	Share Owner sign here	Co-Owner sign here